UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2013

Gladstone Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbrach Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2013, the board of directors of Gladstone Capital Corporation (the "Company") appointed David Gladstone, 70 years of age, as interim president of the Company to fill the vacancy created by the resignation of George Stelljes III. Mr. Gladstone will hold this position until the board of directors finds a suitable replacement for Mr. Stelljes. Mr. Gladstone founded the Company and has also served as the chairman of the Company’s board of directors and its chief executive officer since its inception in 2001.

In addition to his positions with the Company, Mr. Gladstone currently serves as chief executive officer and chairman of the board of directors of the following companies: Gladstone Investment Corporation, an affiliated publicly traded business development company, since its inception in 2005; Gladstone Commercial Corporation, an affiliated publicly traded real estate investment trust, since its inception in 2003; and Gladstone Management Corporation, an affiliated privately-held company that serves as the Company’s investment adviser, since its inception in 2003. Mr. Gladstone also currently serves as chief executive officer and chairman of the board of directors (since 2003) and president (since 2012) of Gladstone Land Corporation, an affiliated publicly traded real estate investment company.

At December 31, 2012, the Company had an outstanding loan to Mr. Gladstone with a remaining outstanding principal amount of $2,749,004, which was due and payable in cash on August 23, 2010, and, because the loan was not repaid entirely on its due date, it is currently in default. The interest rate on the loan is 4.9% per annum, plus an additional 2.0% per annum for periods following the date of default. Interest is due quarterly and Mr. Gladstone has made each of his quarterly interest payments to date. This loan was originally issued in connection with the exercise of stock options by Mr. Gladstone under the Company’s former Amended and Restated 2001 Equity Incentive Plan, as amended, which was terminated on September 30, 2006 (the "2001 Plan"), and the loan was made on terms available to all eligible participants under the 2001 Plan. The loan is evidenced by a full recourse promissory note secured by the shares of common stock of the Company purchased upon the exercise of the options as well as additional collateral. The loan meets the requirements set forth in Section 57(j) of the Investment Company Act of 1940 (the "1940 Act").

Also at December 31, 2012, the Company had one loan outstanding to Laura Gladstone, a managing director of Gladstone Management Corporation and the daughter of Mr. Gladstone, in the remaining principal amount of $275,010. This loan is due on July 13, 2015 and accrues interest at 8.26% per annum. Interest on this loan is due quarterly and Ms. Gladstone has made each of her quarterly interest payments to date. The loan is evidenced by a full recourse promissory note and was issued in connection with the exercise of stock options under the 2001 Plan by Ms. Gladstone. It was made on terms available to all eligible participants under the 2001 Plan. The loan is secured by the shares of common stock purchased upon the exercise of the options. The loan meets the requirements set forth in Section 57(j) of the 1940 Act. Mr. Gladstone has not received, nor will he receive in the future, any direct or indirect benefit from this loan.

For more information regarding these loans see the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on December 14, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

February 5, 2013	By:	/s/ David Watson

Name: David Watson
Title: Chief Financial Officer & Treasurer